UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 2, 2008

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                    0-26224                    51-0317849
(State or other jurisdiction   (Commission File Number         (IRS Employer
of incorporation or organization                             Identification No.)


                              311 Enterprise Drive
                              Plainsboro, NJ 08536
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (609) 275-0500


         (Former Name or Former Address, if Changed Since Last Report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[_| Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS


(e)

SPECIAL STOCK OPTION GRANT FOR CHIEF FINANCIAL OFFICER

On June 2, 2008, the Compensation Committee of the Board of Directors approved a stock option grant, effective as of July 1, 2008, to John B. Henneman, III, the Company's Executive Vice President, Finance and Administration, and Chief Financial Officer, in connection with his previously-announced appointment as Chief Financial Officer of the Company. The stock option grant will represent the right to acquire 50,000 shares of common stock at a per share exercise price equal to the fair market value on the date of grant. The grant will have a ten-year term and will vest with respect to 1/4 of the shares on December 31, 2008 and thereafter with respect to 1/36 of the remaining shares on the first business day of each following month.

A copy of the form of stock option agreement, approved by the Compensation Committee for use in connection with this grant, is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits


10.1           Form of stock option agreement for John B. Henneman, III


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION



       Date: June 6, 2008               By: /s/ Stuart M. Essig
                                           -------------------------
                                           Stuart M. Essig
                                           President and Chief Executive Officer




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                                  EXHIBIT INDEX


Exhibit No.    Description
----------     -----------
10.1           Form of stock option agreement for John B. Henneman, III